Exhibit 99.1

Schnitzer Announces Completion of Auto and Metals Recycling Integration and Preliminary Results for Fourth Quarter of Fiscal 2015

Announces Fourth Quarter and Fiscal Year-End Earnings Date and Conference Call Tuesday October 27, 2015 – 11:30 a.m. Eastern

PORTLAND, Ore.--(BUSINESS WIRE)--September 30, 2015--Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) today announced the completion, during the fourth quarter of fiscal 2015, of the integration of its Auto Parts Business and Metals Recycling Business into a single Auto and Metals Recycling Business (AMR). In accordance with the revised operating structure, the Company plans to report financial segment and operating information for the combined AMR business for the fourth quarter and fiscal 2015, including comparable historical periods in its earnings release.

In advance of its full earnings release, Schnitzer is also providing preliminary results for its fourth quarter of fiscal 2015. AMR is expected to generate operating income of approximately $16 million, which includes an estimated adverse impact from average inventory accounting of $5 million. Ferrous and nonferrous sales volumes are expected to be in line sequentially, while car purchase volumes for auto parts stores are expected to be approximately 10% higher than third quarter levels. In our Steel Manufacturing Business, slightly higher sales volumes combined with higher utilization rates are expected to generate operating income in the range of $5 to $6 million.

Schnitzer expects fourth quarter of fiscal 2015 adjusted earnings per share from continuing operations to be in the range of $0.27 - $0.30 which excludes restructuring charges of approximately $0.05. Reported earnings per share from continuing operations are expected to be in the range of $0.37 - $0.40. Reported earnings per share are expected to be higher than adjusted earnings per share due to the allocation of full year tax benefits to the fourth quarter, partly offset by restructuring charges.

The Company also expects to report total debt of approximately $228 million as of August 31, 2015, its lowest level since 2011.

The preliminary, unaudited information provided above is based on the Company’s current estimate of its financial results for the fourth quarter ended August 31, 2015 and remains subject to change based on management’s ongoing review of the Company’s fourth quarter financial results and the completion of the Company’s annual audit.

The Company will report the financial results for its fourth quarter and fiscal year ended August 31, 2015, on Tuesday, October 27, 2015. The Company will webcast a conference call to discuss these results at 11:30 a.m. Eastern on the same day. The webcast of the call and the accompanying slide presentation may be accessed on Schnitzer’s website under the Investor section Event Calendar at www.schnitzersteel.com/events. The call will be hosted by Tamara L. Lundgren, President and Chief Executive Officer, and Richard D. Peach, Senior Vice President and Chief Financial Officer.

Replay Information

Toll Free Dial: (855) 859-2056

Toll Free International Dial: (404) 537-3406

Conference ID: 48295289

Replay Available: 10/27/2015 to 11/1/2015

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; strategic direction or initiatives; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; the anticipated value of goodwill or other intangible assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; expected results, including pricing, sales volumes and profitability; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

When used in this report, the words “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “could,” “opinions,” “forecasts,” “future,” “forward,” “potential,” “probable,” and similar expressions are intended to identify forward-looking statements.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the impact of long-lived asset impairment charges; the realization of expected cost reductions related to restructuring initiatives; the benefit of business realignment, cost containment and productivity improvement programs and strategic initiatives; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; impact of equipment upgrades and failures on production; product liability claims; the impact of impairment of our deferred tax assets; the impact of a cybersecurity incident; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Non-GAAP Financial Measures

This press release includes expected performance based on adjusted earnings per share from continuing operations, a non-GAAP financial measure as defined under SEC rules. Adjusted earnings per share from continuing operations exclude certain costs, net of tax, related to restructuring, goodwill and other asset impairment charges. Management believes that the foregoing non-GAAP financial measure provides a meaningful presentation of the Company's results from its core business operations excluding items that are not related to the Company's ongoing core business operations and improves the period-to-period comparability of the Company's results from its core business operations. This non-GAAP financial measure should be considered in addition to, but not as a substitute for earnings per share from continuing operations, the most directly comparable US GAAP measure.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in the United States with operating facilities located in 24 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes auto parts stores and steel manufacturing. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
www.schnitzersteel.com
ir@schn.com